Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Antero Midstream Partners LP:

We consent to the use of our report dated July 11, 2014, with respect to the balance sheets of Antero Resources Midstream LLC as of June 30, 2014, incorporated by reference herein.

/s/ KPMG LLP

Denver, Colorado
November 7, 2014